Exhibit 23.1

CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated February 27, 2004 except for Notes 2, 7, & 14, as to which the date is March 22, 2004, which appears in the annual report on Form 10-K of Metropolitan Health Networks, Inc. for the year ended December 31, 2003, and to the reference of our Firm under the caption “Experts” in the Prospectus.

KAUFMAN, ROSSIN & CO.

Miami, Florida
February 24, 2005